CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

     The undersigned, Gene W. Ray, the Chief Executive Officer of The Titan Corporation, a Delaware corporation (the "Company"), pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certifies that:
(1)	the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 28, 2003	/s/ GENE W. RAY

Gene W. Ray Chief Executive Officer
     A signed original of this written statement required by Section 906 has been provided to The Titan Corporation and will be retained by The Titan Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

     This certification accompanies this Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.